UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

SULPHCO, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SulphCo, Inc.
4333 W. Sam Houston Pkwy N., Suite 190
Houston, Texas 77043
www.sulphco.com

NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS
To Be Held On February 26, 2008

Dear Stockholder:

You are cordially invited to attend a Special Meeting (the “Special Meeting”) of Stockholders of SulphCo, Inc., a Nevada corporation (the “Company”). The Special Meeting will be held on February 26, 2008 at 8:30 a.m. Central Standard Time at the InterContinental Hotel at 2222 West Loop-South, Houston, Texas 77027, for the following purposes:

1.
To amend the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s capital stock to 120,000,000 shares by increasing the authorized shares of Common Stock, par value $0.001 (the “Common Stock”) from 100,000,000 shares to 110,000,000 shares; and

2.	To approve and adopt the Company’s 2008 Omnibus Long-Term Incentive Plan (the “Plan”), pursuant to which an aggregate of 2,250,000 shares of Common Stock are available for issuance.

These items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for the Special Meeting is December 31, 2007. Only stockholders of record at the close of business on that date may vote at the Special Meeting or any adjournment or postponement thereof. A list of the stockholders entitled to vote at the Special Meeting will be available for examination by any stockholder for any purpose reasonably related to the Special Meeting during ordinary business hours in the office of the Secretary of the Company during the ten days prior to the Special Meeting.

You are cordially invited to attend the Special Meeting in person. Whether or not you expect to attend the Special Meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure your representation at the Special Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the Special Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the Special Meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors, /s/ Larry D. Ryan Larry D. Ryan Chief Executive Officer Houston, Texas January 8, 2008

SulphCo, Inc.

4333 W. Sam Houston Pkwy N., Suite 190
Houston, Texas 77043
www.sulphco.com

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS
To Be Held On February 26, 2008

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors (the “Board”) of SulphCo, Inc. (sometimes referred to as the “Company”, “SulphCo”, “us” or “our”) is soliciting your proxy to vote at the Special Meeting of Stockholders. You are invited to attend the Special Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card. The Company intends to mail this proxy statement and accompanying proxy card on or about January 14, 2008 to all stockholders of record entitled to vote at the Special Meeting.

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on December 31, 2007 (the “Record Date”), will be entitled to vote at the Special Meeting. On the Record Date, there were 80,848,416 shares of Common Stock outstanding and entitled to vote.

Stockholders of Record: Shares Registered in Your Name

If on the Record Date, your shares were registered directly in your name with our transfer agent, Integrity Stock Transfer, Inc., then you are a stockholder of record. If you are a stockholder of record, you may vote in person at the Special Meeting, or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote in person if you have already voted by proxy.

1.	To vote in person, come to the Special Meeting and we will give you a ballot when you arrive.

2.
To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name’’ and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. Simply complete and mail the proxy card or follow the instructions included with the proxy materials to vote by telephone or Internet to ensure that your vote is counted. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

What am I voting on?

There are two matters scheduled for a vote:

1.
Amending the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s capital stock to 120,000,000 shares by increasing the authorized shares of Common Stock from 100,000,000 shares to 110,000,000 shares; and

2.	Approving and adopting the Company’s 2008 Omnibus Long-Term Incentive Plan (the “Plan”), pursuant to which an aggregate of 2,250,000 shares of Common Stock are available for issuance.

How do I vote?

For all of the other matters to be voted on, you may vote “For”, “Against” or abstain from voting.

Do I have appraisal or dissenters’ rights with respect to any of the matters to be voted upon?

No, under Nevada law, stockholders do not have rights of appraisal or similar rights of dissenters’ with respect to any matter to be voted upon herein.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the Record Date.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” all of the matters to be voted on. If any other matter is properly presented at the Special Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

The Company will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. You may revoke your proxy in any one of three ways:

1.	You may submit another properly completed proxy bearing a later date.

2.	You may send a written notice that you are revoking your proxy to SulphCo’s Secretary at 4333 W. Sam Houston Pkwy N., Suite 190 Houston, Texas 77043.

3.	You may attend the Special Meeting and vote in person. Simply attending the Special Meeting will not, by itself, revoke your proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count “For” votes, “Against” votes, abstentions and broker non-votes. Abstentions will be counted toward the vote total for each proposal and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted toward the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If the broker or nominee is not given specific instructions, shares held in the name of such broker or nominee may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

How many votes are needed to approve each proposal?

For all the matters to be voted upon, a majority of the shares voted must be voted in favor of the proposals.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the Record Date, there were 80,848,416 shares of Common Stock outstanding and entitled to vote. Thus 40,424,209 shares of Common Stock must be represented by stockholders present at the Special Meeting or by proxy to have a quorum. Your shares will be counted toward the quorum only if you submit a valid proxy vote or vote at the Special Meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, a majority of the votes present at the Special Meeting may adjourn the Special Meeting to another date.

How can I find out the results of the voting at the Special Meeting?

Voting results will be published in the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2008.

Interest of Certain Persons in Matters to be Acted Upon.

None of the Company’s directors or executive officers have any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Special Meeting.

PROPOSAL NO. 1
AMENDING THE ARTICLES OF INCORPORATION

The Board has determined that it would be in the best interests of the Company to increase the number of authorized shares of the Company’s capital stock to 120,000,000 shares by increasing the authorized shares of Common Stock from 100,000,000 shares to 110,000,000 shares. The proposed amendment to the Company’s Articles of Incorporation is attached hereto as Exhibit A.

Purpose for the Amendment

The increase in the number of authorized shares of Common Stock would provide the Company with greater flexibility with respect to its capital structure for such purposes as (i) additional equity financings and (ii) to cover the issue of warrants that may occur in the future. As previously disclosed, the Company issued additional warrants to certain warrant holders on November 28, 2007 to purchase an aggregate of 1,976,570 shares of Common Stock. The warrant holders exercised approximately half of their warrants originally issued to them in March 2007 (the “March 2007 Warrants”) on the conditions that (i) the Company issue the warrant holders an equal number of new warrants and (ii) allow the warrant holders the right to exercise the remaining number of the March 2007 Warrants and receive an equal number of new warrants (the “Second Additional Warrants”) until the later of April 15, 2008 or 30 days following the 2008 Annual Meeting of Shareholders. The issuance of the Second Additional Warrants is contingent upon the Company obtaining approval by a majority of the Company’s stockholders to increase the authorized shares of Common Stock by at least 10 million shares prior to the later of April 15, 2008 and the date of the 2008 Annual Meeting of the Company’s Stockholders.

The issuance of additional shares of Common Stock may, depending upon the circumstances under which these shares are issued, reduce stockholders' equity per share and may reduce the percentage ownership of stock by existing stockholders.

It is not the present intention of the Board to seek stockholder approval prior to any issuance of shares of Common Stock that would become authorized by the amended Articles of Incorporation unless otherwise required by law or the American Stock Exchange regulations. When issued, the additional shares of Common Stock authorized by the amended Articles of Incorporation will have the same rights and privileges as the shares of Common Stock currently authorized and outstanding. Holders of Common Stock have no preemptive rights and, accordingly, stockholders would not have any preferential rights to purchase any of the additional shares of Common Stock when additional shares are issued.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION.

PROPOSAL NO. 2
APPROVING AND ADOPTING THE 2008 OMNIBUS LONG-TERM INCENTIVE PLAN

On December 18, 2007, the Board adopted the Plan and authorized the reservation of an aggregate of 2,250,000 shares of Common Stock for issuance under the Plan, subject to the receipt of stockholder approval of the Plan.

The Board believes it is important to adopt the Plan in order to provide a mechanism to grant stock options and other stock awards to directors, employees and consultants as an incentive and to tie their interests closer to those of our stockholders. In addition, the Board believes it is important to have reserved a sufficient number of shares to support stock option grants and awards for the foreseeable future.

Following is a summary of the material provisions of the Plan. The summary does not purport to be a complete statement of the Plan, and while references are made to the full text of the Plan, the full Plan is attached for your review hereto as Exhibit B. All capitalized terms not defined herein shall have the same meaning ascribed to them within the Plan.

Summary Description of the Plan

Purpose

The Plan is intended to enhance the Company’s and its Affiliates’ ability to attract and retain highly qualified officers, directors, key employees and other persons, and to motivate such officers, directors, key employees and other persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

Administration of the Plan

The Board, or at the Board’s discretion, the Compensation Committee (the “Committee”), shall have such powers and authority related to the administration of the Plan as are consistent with the Company’s Articles of Incorporation and Bylaws and applicable law. The Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan. The interpretation and construction by the Committee of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

Eligibility

Awards may be granted to any employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate, as the Committee shall determine and designate from time to time in its discretion.

Stock Issuable

The maximum number of shares of Common Stock available for issuance under the Plan shall be 2,250,000. All such shares of Common Stock available for issuance under the Plan shall be available for issuance as Incentive Stock Options. Common Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. The maximum number of shares of Common Stock that may be awarded to any one Grantee during any calendar year shall not exceed 450,000.

Vesting

Each Option shall become exercisable at such times and under such conditions as shall be determined by the Committee and stated in the Award Agreement. Fractional numbers of shares of Common Stock subject to an Option shall be rounded down to the next nearest whole number.

Transferability

The Plan provides, with limited exceptions, that during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetence, the Grantee’s guardian or legal representative) may exercise an Option. With limited exceptions, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

Option Price

The Option Price of each Option shall be fixed by the Committee and stated in the related Award Agreement. The Option Price of each Incentive Stock Option shall be at least the Fair Market Value of a share of Common Stock on the Grant Date; provided, however, that (i) in the event that a Grantee is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Common Stock on the Grant Date, and (ii) with respect to Awards made in substitution for or in exchange for awards made by an entity acquired by the Company or an Affiliate, the Option Price does not need to be at least the Fair Market Value on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Common Stock.

Term

Unless otherwise specified in the Award Agreement, each Option shall terminate, and all rights to purchase shares of Common Stock thereunder shall cease, on the tenth (10th) anniversary of the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the related Award Agreement; provided, however, that in the event that the Grantee is a Ten (10) Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the fifth (5th) anniversary of the Grant Date.

Amendment and Termination

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded.

Federal Income Tax Consequences of Awards Under the Plan

The federal income tax consequences of the Plan under current federal law, which is subject to change, are summarized in the following discussion, which deals with the general tax principles applicable to the Plan. State and local tax consequences are beyond the scope of this summary.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any shares of Common Stock upon the exercise of an Option, or (iii) pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Common Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Common Stock already owned by the Grantee. The shares of Common Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Common Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election may satisfy his or her withholding obligation only with shares of Common Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE 2008 OMNIBUS LONG-TERM INCENTIVE PLAN.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth information about compensation paid or accrued by us during the years ended December 31, 2006, 2005 and 2004 to our executive officers who served in 2006. No executive officers who served during 2006 have been omitted from the table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compen-sation ($)	Total ($)
Rudolf W. Gunnerman	2006	620,000	500	-	-	-	620,500
Chairman and Chief Executive Officer	2005	360,000	-	-	-	-	360,000
	2004	370,000	-	-	-	-	370,000

Peter W. Gunnerman	2006	310,000	100,500	-	-	-	410,500
President	2005	132,917	-	-	-	-	132,917
	2004	-	-	-	-	-	-

Loren J. Kalmen	2006	300,000	500	-	-	-	300,500
Chief Financial Officer	2005	42,100	-	-	-	-	42,100
	2004	-	-	-	-	-	-

Michael Applegate	2006	160,000	-	636,000	-	-	796,000
Chief Operating Officer	2005	-	-	-	-	-	-
	2004	-	-	-	-	-	-

Grants of Plan Based Awards in 2006

The following table sets forth certain information regarding Plan based awards to the executives listed in the previous table.

Name	Grant Date	Board Approval Date	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Shares (#)	All Other Option Awards: # of Securities Underlying Options	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Rudolf W. Gunnerman	5/23/06	5/23/06	None *	None *	None *		1,000,000*	9.03	$ 3,720,000

Michael Applegate	1/9/06	1/24/06				50,000			$ 636,000

* options forfeited as of January 12, 2007

Compensation Narrative Disclosure

We procured the full time services of our former Chairman of the Board and former Chief Executive Officer Dr. Rudolf W. Gunnerman1 pursuant to a Consulting Agreement with RWG, Inc., a Nevada corporation owned by him. As of July 1, 2004, we were obligated to pay a fee of $480,000 annually as a consulting payment through July 2006. Effective as of November 1, 2004, this amount had been reduced by mutual agreement to $30,000 per month until we received substantial additional funds. In May 2006, our Board approved the reinstatement of consulting fees to $40,000 per month effective April 1, 2006. The agreement terminated on July 1, 2006, and on July 5, 2006 the Board approved a new agreement effective July 1, 2006. Under the new agreement, RWG, Inc. was also entitled to receive amounts it previously waived under prior engagement agreements, totaling $170,000, which was paid in July 2006. Dr. Gunnerman's services were terminated for cause on January 12, 2007 and it is the opinion of the Company that no further payments are due.

On May 23, 2006, Dr. Gunnerman was granted an option for one million (1,000,000) shares exercisable within three years at an exercise price of $9.03 per share. The vesting event for the option agreement is defined as when the Company has reported at least $50 million in annual revenues or if there is a "change in control" of the Company as defined in the Company’s option plan, and that his employment continues. This option was valued at $3.72 million under the assumption that the revenue would be generated and that Dr. Gunnerman's employment would continue. In January 2007, Dr. Gunnerman's employment with the Company was terminated, thus the option grant will not be exercisable.

Peter Gunnerman2 was appointed President and Chief Operating Officer in June 2005. In connection with his appointment, we executed an employment agreement with him which provided for a base salary of $220,000 per annum, subject to increases. The agreement was terminable by either party at any time. Prior to that, from January 2005 through May 2005, we maintained a monthly consulting arrangement with Global 6, LLC, a company owned by Peter Gunnerman, which provided for Global 6 to provide management consulting services to us on a month-to-month basis, for a monthly consulting fee of $10,000. Near the end of 2005, Mr. Peter Gunnerman's salary was raised to $300,000 per annum.

In April 2006, for extraordinary services provided, Peter Gunnerman received a bonus of $100,500 approved by the Board and ratified at their meeting of May 8, 2006. He also received a salary increase to $360,000 per year beginning November 2006. From January 1, 2006 to July 2006, Peter Gunnerman served as President only, but subsequent to Mr. Applegate's termination in July 2006, Mr. Gunnerman acted as Interim Chief Operating Officer in conjunction with his position as President until his resignation effective December 31, 2006.

In November 2005, we appointed Loren J. Kalmen as our Chief Financial Officer. In connection with his appointment, we executed an employment agreement with him which was terminable by either party at any time. Under the terms of the agreement, Mr. Kalmen was entitled to receive a base salary of $25,000 per month ($300,000 on an annualized basis) and additional bonuses as determined by our Board and customary equity compensation and benefits as other of our similarly situated senior executives. On March 23, 2007, Mr. Kalmen resigned from the Company.

In January 2006, we appointed Michael Applegate to be our Chief Operating Officer. In connection with his appointment, we executed an employment agreement with him which provided for a base salary of $240,000 per annum, effective January 1, 2006. He was also granted 50,000 shares of Common Stock valued at $636,000 or $12.72 per share, the closing value on January 3, 2006, the first trading day after the effective date of the contract. This grant vested at the end of his first 90 days. Mr. Applegate's employment was terminated in July 2006.

__________________
1 Dr. Gunnerman was dismissed from the offices of Chairman of the Board and Chief Executive Officer, effective January 12, 2007.
2 Peter Gunnerman resigned from the Company, effective December 31, 2006.

Outstanding Equity Awards at Year End 2006

The following table sets forth information on options that were outstanding at the end of 2006 for our executive officers.

	Equity Incentive Plan Awards:

Name	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Rudolph W. Gunnerman	1,000,000	9.03 per share	5/22/09

As described above, in January 2007, Dr. Gunnerman's employment with the Company was terminated, thus the option grant will not be exercisable. The stock option agreement provided for a vesting event, which was defined as when the Company reported gross revenues of $50,000,000 or more in a fiscal year.

Option Exercises and Stock Vested in 2006

The following table sets forth the stock vested for our executive officers in 2006. No stock options were exercised by our executive officers in 2006.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Michael Applegate	50,000	636,000

Compensation of Directors

In 2006, the Company did not provide cash compensation to Directors for their services as Directors. The members of the Board received 50,000 shares of Common Stock upon their appointment to the Board of Directors and they were eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy.

Directors Compensation Table for 2006

The following table sets forth compensation paid to our Company's directors in 2006.

Name and Principal Position	Stock Awards ($)	Option Awards ($)	All Other Compen-sation ($)	Total ($)
Robert van Maasdijk	-	687,500	-	687,500

Michael Heffner	440,000	-	48,871	488,871

Edward Urquhart	276,500	-	-	276,500

Lawrence Schafran	243,500			243,500

Richard Masica	-	-	29,711	29,711

Dr. Hannes Farnleitner	-	-	-	-

Raad Alkadiri[3]	-	-	-	-

Christoph Henkel[4]	-	-	-	-

The stock awards in the above table reflect the standard compensation arrangement for Directors wherein 50,000 shares of our Common Stock are awarded to Directors when they are initially appointed to the Board of Directors. The values used are based on the closing price for our shares on the date of the grant.

The option award to Robert van Maasdijk was granted to him on May 23, 2006. The option is for 125,000 shares of our Common Stock, exercisable immediately at $9.03 per share, the average value of our Common Stock on the date the option was granted. The option has a term of three years and was valued at $687,500 based on the Black-Scholes valuation model. This option award was made in recognition of Mr. van Maasdijk's extraordinary services as a Director.

The other compensation represents consulting contracts we had with Michael Heffner and Peak One Consulting, Inc. which is owned by Richard Masica. These amounts were for services other than those of a director.

For the consulting contract related to Rudolf W. Gunnerman, also a director during 2006, see the section above in this item labeled "Compensation Narrative Disclosure."

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

During the last fiscal year, none of the Company’s executive officers served on the Board or compensation committee of any other entity whose executive officers served either the Company’s Board or Compensation Committee.

___________
3 Mr. Alkadiri resigned from the Board on September 10, 2006.

4 Mr. Henkel resigned from the Board on August 11, 2006.

COMPENSATION COMMITTEE REPORT

The Compensation Committee was formed in February 2006 and is currently comprised of Edward G. Rosenblum (Chair), Lawrence Schafran and Hannes Farnleitner, each of whom is independent under applicable SEC and American Stock Exchange Rules. Prior to this time, including all of fiscal year-end 2006, the independent members of the Board of Directors acted as the Compensation Committee. The Compensation Committee approves salary practices and performance objectives for executive officers, including the Chief Executive Officer. The Compensation Committee also evaluates the performance of the executive officer in light of those goals and objectives, and determines the compensation for the executive officers.

The Company’s policy in compensating executive officers is to establish methods and levels of compensation that will provide strong incentives to promote its growth and profitability and reward superior performance. Compensation of executive officers includes salary as well as stock-based compensation in the form of stock options and stock grants. During 2006, salary accounted for all of the executive officers' direct compensation, other than a stock grant of 50,000 shares to Michael Applegate, our former Chief Operating Officer and a grant of options to purchase one million (1,000,000) shares of Common Stock at an exercise price of $9.03 issued to our former CEO and former Chairman Rudolf W. Gunnerman on May 23, 20065.

The Compensation Committee assesses the information it receives in accordance with its business judgment. All decisions with respect to executive compensation are approved by the Compensation Committee and recommended to the full Board for ratification. The Compensation Committee also periodically reviews director compensation. All decisions with respect to director compensation are made by the Compensation Committee and presented to the full Board for a final determination.

To date, the Company has relied primarily upon equity financing as a source of working capital and has not yet generated any material revenues. As a result, the Company places special emphasis on equity-based compensation, in the form of options and restricted stock, to preserve its cash for operations. This approach also serves to match the interests of the Company’s executive officers with the interest of its shareholders. The Company seeks to reward achievement by its executive officers of long and short-term performance goals.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) for the year ended December 31, 2006 with management. In reliance on such reviews and discussions, the Compensation Committee recommended to the board that the CD&A be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

COMPENSATION COMMITTEE
Richard L. Masica (Chair)6
Lawrence Schafran
Robert van Maasdijk
Edward Urquhart
Michael Heffner
Hannes Farnleitner

Dated: June 5, 2007

_______________
5 Option forfeited as of January 12, 2007.

6 Mr. Masica resigned from the Board on June 19, 2007 and was replaced as Chair of the Compensation Committee by Edward G. Rosenblum.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables present certain information as of December 26, 2007 regarding the beneficial ownership of our Common Stock by (i) each of our Directors and executive officers individually, (ii) all of our directors and executive officers as a group, and (iii) all persons known by us to be beneficial owners of five percent or more of our Common Stock. A person has beneficial ownership over shares if the person has voting or investment power over the shares. Unless otherwise noted, the persons listed below have sole voting and investment power and beneficial ownership with respect to such shares.

Security Ownership of Certain Beneficial Owners

The following table presents the ownership of beneficial owners known to us who own more than five percent of our Common Stock as of this filing.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common	Dr. Rudolf W. and Mrs. Doris Gunnerman 6601 Windy Hill Way, Reno, NV 89502	27,657,913 (1)	34.19%

Common	Blizzard Capital Ltd. Akara Bldg 24 Castro Street, Wickams Cay Rd, Town Tortola, Virgin Isles	6,000,000 (2)	7.42%

Common	Knoll Capital Management, LP and Fred Knoll 666 Fifth Avenue, Suite 3702 New York, New York 10103	4,432,500 (3)	5.48%

(1) The share ownership of Dr. and Mrs. Gunnerman is reflected pursuant to the information contained in Schedule 13D as amended, which was filed with the Commission on December 17, 2007. Of these shares 27,655,913 are subject to shared voting power between them. The voting power for the remaining 2,000 shares is held by Dr. Gunnerman.

(2) Blizzard Capital Ltd. holds 4,000,000 million shares outright and warrants to acquire an additional 2,000,000 shares.

(3) The share ownership of Knoll Capital Management, LP (“KCMLP”) and Fred Knoll (“Knoll”) is reflected pursuant to the information contained in Schedule 13G, which was filed with the Commission on July 18, 2007. Each of KCMLP and Knoll beneficially own 4,432,500 shares of SulphCo’s common stock consisting of (i) 2,597,750 shares owned by Europa International, Inc. (“Europa”) and; (ii) 1,834,750 shares owned by Knoll Capital Fund II Master Fund, Ltd. (the “Knoll Fund”). KCMLP is the investment manager of Europa and a manager of KOM Capital Management, LLC (“KOM”), the investment manager of the Knoll Fund. Knoll is the President of KCMLP.

Security Ownership of Management

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class

Common	Robert Henri Charles van Maasdijk	270,337 (3)	0.33%
Common	Dr. Hannes Farnleitner	132,383 (2)	0.16%
Common	Edward E. Urquhart	187,883 (4)	0.23%
Common	Lawrence G. Schafran	242,860 (4)	0.30%
Common	Michael T. Heffner	182,383 (4)	0.23%
Common	Edward G. Rosenblum	405,865 (5)	0.50%
Common	Dr. Larry D. Ryan	141,666 (6)	0.18%
Common	Brian J. Savino	- (7)	0.00%
Common	Stanley W. Farmer	25,000 (8)	0.03%

Common	All Executive Officers and Directors as a group (9 persons)	1,588,377	1.96%

(1)
Beneficial ownership is determined in accordance with rules of the SEC, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock which may be acquired by a beneficial owner upon exercise or conversion of warrants, options or rights which are currently exercisable or exercisable within 60 days of December 31, 2007, are included in the table as shares beneficially owned and are deemed outstanding for purposes of computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Except as indicated by footnote, to our knowledge, the persons named in the table above have the sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)	All of the shares are owned outright, with the exception of an option to purchase 50,000 shares.

(3)	Mr. van Maasdijk owns all of the shares outright with the exception of an option to purchase 125,000 shares and an option to purchase 50,000 shares.

(4)	All of the shares are owned outright, with the exception of an option to purchase 50,000 shares and an option to purchase 100,000 shares.

(5)
Mr. Rosenblum owns all of the shares outright with the exception of (i) an option to purchase 150,000 shares; (ii) an option to purchase 49,724 shares; (iii) an option to acquire 43,617 shares upon conversion of a convertible note; (iv) an option to purchase 59,524 shares; (v) 2,000 shares owned in a custodial account for the benefit of daughter, Michelle Rosenblum and (vi) 1,000 shares owned in a custodial account for the benefit of daughter, Deborah Rosenblum.

(6)	Dr. Ryan has options to acquire 350,000 shares of which 141,666 are exercisable within 60 days of December 31, 2007.

(7)	Mr. Savino has an option to acquire 200,000 shares, none of which are exercisable within 60 days of December 31, 2007.

(8)	Mr. Farmer has options to acquire 200,000 shares, of which 25,000 are exercisable within 60 days of December 31, 2007.

COMPENSATION PLANS

Table of Securities Authorized for Issuance under Equity Compensation Plans at the End of 2006

The following table presents information regarding our securities which are authorized for issuance under all of our compensation plans as of December 31, 2006.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected at Left)

Equity Compensation Plans Approved by Security Holders	1,127,000	9.03	873,000

Equity Compensation Plans Not Approved by Security Holders	152,500	3.96	(1)

(1) Future grants are within the discretion of our Board and, therefore, cannot be determined at this time.

Under compensation plans approved by our security holders, the 1,127,000 securities relate to outstanding options under the stock option plan approved by the shareholders at our annual meeting in June 2006. All of these options had been granted prior to approval of the plan and incorporated therein. The options include an option to purchase 1,000,000 shares of our Common Stock issued to Dr. Rudolf Gunnerman which was subsequently terminated at the termination of his employment with us in January 2007. The balance consists of options to purchase 125,000 shares of our Common Stock issued to Robert van Maasdijk, Chairman of the Board, and 2,000 options to Tom Nardi, a contractor.

Under compensation plans not approved by our security holders, the 152,500 securities consist of the following:

Warrants to purchase 100,000 shares of our Common Stock were issued to Rubenstein Public Relations, Inc. in conjunction with a consulting agreement for stockholder relations executed as of November 11, 2004, which provided for cash compensation and warrants. One warrant, issued under the agreement, granted the right to purchase 50,000 shares of unregistered Common Stock at an exercise price of $1.93, the closing price of trading Common Stock at the date of the execution of the agreement. Provided the agreement had not been terminated as of May 2005 (which it had not), it provided for an issuance of an additional warrant granting the right to purchase 50,000 shares of unregistered Common Stock at an exercise price equal to the closing price of trading Common Stock on May 11, 2005, which was $3.85. Each of the warrants will expire in November 2009.

Options to acquire 52,500 shares of our Common Stock were issued to Mustang International, L.P. in conjunction with a contract executed March 29, 2006 for program management, engineering, procurement, construction management, and other services. The option is exercisable at $6.00 per share and expires on April 1, 2010.

STOCKHOLDERS SHARING THE SAME ADDRESS

In accordance with notices that the Company sent to certain stockholders, the Company is sending only one copy of its annual report, proxy statement and Notice of Internet Availability of Proxy Materials to stockholders who share the same address, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing this year and you would like to have additional copies of the Company’s annual report, proxy statement mailed to you and/or Notice of Internet Availability of Proxy Materials, or you would like to opt out of this practice for future mailings, please submit your request to the Secretary by mail at 4333 W. Sam Houston Pkwy N., Suite 190 Houston, Texas 77043, or by phone at (713) 896-9100. The Company will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. You may also contact the Company if you received multiple copies of the Special Meeting materials and would prefer to receive a single copy in the future.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors /s/ Larry D. Ryan Name: Larry D. Ryan Title: Chief Executive Officer Dated: January 8, 2008

SULPHCO, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 26, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Larry D. Ryan and Stanley W. Farmer, and each of them individually, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Special Meeting of Stockholders of SulphCo, Inc. (the “Company”) on February 26, 2008, at 8:30 a.m. Central Standard Time at the InterContinental Hotel at 2222 West Loop-South, Houston, Texas 77027 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1. APPROVAL OF AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION:

☐   FOR    ☐   AGAINST  ☐   ABSTAIN

2. APPROVAL AND ADOPTION OF THE 2008 OMNIBUS LONG-TERM INCENTIVE PLAN:

☐   FOR    ☐   AGAINST  ☐   ABSTAIN

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE.   IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE.

DATED: _________________, 2008

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Signature

Signature if held jointly

Please mark, sign, date and return this proxy card promptly using the enclosed envelope.

Exhibit A

Amendment to the Articles of Incorporation

The first paragraph of Article Four of the Restated Articles of Incorporation of SulphCo, Inc. shall be amended and restated to read as follows:

"ARTICLE FOUR. [CAPITAL STOCK]. The corporation shall have the authority to issue an aggregate of ONE HUNDRED TEN MILLION (110,000,000) shares of Common Stock, Par Value $0.001 per share, and TEN MILLION (10,000,000) shares of Preferred Stock, Par Value $0.001 per share. Each share shall have one vote on all matters to come before stockholders meetings."

Exhibit B

SULPHCO, INC.
2008 OMNIBUS LONG-TERM INCENTIVE PLAN

SulphCo, Inc., a Nevada corporation (the “Company”), sets forth herein the terms of its 2008 Omnibus Long-Term Incentive Plan (the “Plan”), as follows:

1.	PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees and other persons, and to motivate such officers, directors, key employees and other persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, unrestricted stock and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1. “Affiliate” means any company or other trade or business that “controls,” is “controlled by” or is “under common control” with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2. “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 13) over a performance period of a duration as specified by the Committee.

2.3. “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Unrestricted Stock, or cash award under the Plan.

2.4. “Award Agreement” means a written agreement between the Company and a Grantee, or notice from the Company to a Grantee, that evidences and sets out the terms and conditions of an Award.

2.5.  “Board” means the Board of Directors of the Company.

2.6. “Cause” means, as determined by the Committee and unless otherwise provided in an applicable agreement with the Company or an Affiliate at or before the Grant Date: (i) engaging in any act, omission or misconduct that is injurious to the Company or its Affiliates; (ii) gross negligence or willful misconduct in connection with the performance of duties; (iii) conviction of a criminal offense (other than minor traffic offenses); (iv) fraud, embezzlement or misappropriation of funds or property of the Company or an Affiliate; (v) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate; (vi) the entry of an order duly issued by any regulatory agency (including federal, state and local regulatory agencies and self-regulatory bodies) having jurisdiction over the Company or an Affiliate requiring the removal from any office held by the Service Provider with the Company or prohibiting a Service Provider from participating in the business or affairs of the Company or any Affiliate; or (vii) the revocation or threatened revocation of any of the Company’s or an Affiliate’s government licenses, permits or approvals, which is primarily due to the Service Provider’s action or inaction and such revocation or threatened revocation would be alleviated or mitigated in any material respect by the termination of the Service Provider’s Services.

2.7. “Change in Control” shall have the meaning set forth in Section 15.2.

2.8. “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9. “Committee” means the Board, or if so determined by the Board, the Compensation Committee of the Board, or such other committee as determined by the Board. The Board may, in its discretion, designate a committee of its members to serve as the Committee (to the extent the Board has not designated another person, committee or entity as the Committee) or to cause the Committee to (i) consist solely of persons who are “Nonemployee Directors” as defined in Rule 16b-3 issued under the Exchange Act, (ii) consist solely of persons who are Outside Directors, or (iii) satisfy the applicable requirements of any stock exchange on which the Common Stock may then be listed.

2.10. “Company” means SulphCo, Inc., a Nevada corporation, or any successor corporation.

2.11. “Common Stock” or “Stock” means common stock of the Company, par value $0.001 per share.

2.12. “Covered Employee” means a Grantee who is a “covered employee” within the meaning of Section 162(m)(3) of the Code, as qualified by Section 13.4 herein.

2.13. “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability has the meaning as set forth in Section 22(e)(3) of the Code.

2.14. “Effective Date” means the date set forth in Section 16.10 herein.

2.15. “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.16. “Fair Market Value” of a share of Common Stock as of a particular date shall mean (i) the closing sale price reported for a share of Common Stock on such date on the national securities exchange or national market system on which such stock is principally traded, or if such date is not a trading day, the trading day immediately preceding such date on which a sale was reported, or (ii) if the shares of Common Stock are not then listed on a national securities exchange or national market system, or the value of such shares is not otherwise determinable, such value as determined by the Board in good faith in its sole discretion (but in any event not less than fair market value within the meaning of Section 409A).

2.17. “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than fifty percent of the voting interests.

2.18. “Grant Date” means, as determined by the Committee, the latest to occur of (i) the date as of which the Committee approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Committee in the Award Agreement.

2.19. “Grantee” means a person who receives or holds an Award under the Plan.

2.20.  “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.21. “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.22. “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.23. “Option Price” means the exercise price for each share of Stock subject to an Option.

2.24. “Outside Director” means a member of the Board who is not an officer or employee of the Company or an Affiliate, determined in accordance with the requirements of Section 162(m) of the Code.

2.25.  “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 13) over a performance period of up to ten (10) years.

2.26. “Plan” means this SulphCo, Inc. 2008 Omnibus Long-Term Incentive Plan.

2.27. “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.28. “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.29. “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.30. “Restricted Stock Unit” means a bookkeeping entry representing the equivalent number of shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.31. “SAR Exercise Price” means the per share exercise price of a SAR granted to a Grantee under Section 9 hereof.

2.32. “Section 409A” shall mean Section 409A of the Code and all formal guidance and regulations promulgated thereunder.

2.33. “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.34. “Separation from Service” means a termination of Service by a Service Provider, as determined by the Committee, which determination shall be final, binding and conclusive; provided if any Award governed by Section 409A is to be distributed on a Separation from Service, then the definition of Separation from Service for such purposes shall comply with the definition provided in Section 409A.

2.35. “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate.

2.36.  “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.

2.37. “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.

2.38.  “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

2.39. “Termination Date” means the date upon which an Option shall terminate or expire, as set forth in Section 8.3 hereof.

2.40. “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.41. “Unrestricted Stock” means an Award pursuant to Section 11 hereof.

3.	ADMINISTRATION OF THE PLAN

3.1. General.

The Committee shall have such powers and authority related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Committee shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan. The interpretation and construction by the Committee of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive. Without limitation, the Committee shall have full and final authority, subject to the other terms and conditions of the Plan, to:

(i) designate Grantees;

(ii) determine the type or types of Awards to be made to a Grantee;

(iii) determine the number of shares of Stock to be subject to an Award;

(iv) establish the terms and conditions of each Award (including, but not limited to, the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v) prescribe the form of each Award Agreement; and

(vi) amend, modify, or supplement the terms of any outstanding Award including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR that (i)  causes the Option or SAR to become subject to Section 409A, (ii) reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting a replacement Option or SAR with a lower Option Price or SAR Exercise Price or (iii) would be treated as a repricing under the rules of the exchange upon which the Company’s Stock trades, without, with respect to item (i), the Grantee’s written prior approval, and with respect to items (ii) and (iii), without the approval of the stockholders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 15.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award may be contingent upon the Grantee executing the appropriate Award Agreement.

3.2. Deferral Arrangement.

The Committee may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock units.

3.3. No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.

3.4. Book Entry.

Notwithstanding any other provision of this Plan to the contrary, the Company may elect to satisfy any requirement under this Plan for the delivery of stock certificates through the use of book-entry.

4.	STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 15 hereof, the maximum number of shares of Stock available for issuance under the Plan shall be 2,250,000. All such shares of Stock available for issuance under the Plan shall be available for issuance as Incentive Stock Options. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. The maximum number of shares of Common Stock that may be awarded to any one Grantee during any calendar year shall not exceed 450,000.

The Committee may adopt reasonable procedures for making adjustments in accordance with Section 15. If the Option Price of any Option granted under the Plan, or if pursuant to Section 16.3 the withholding obligation of any Grantee with respect to an Option or other Award, is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation) or by withholding shares of Stock, the number of shares of Stock issued net of the shares of Stock tendered or withheld shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent that an Award under the Plan is canceled, expired, forfeited, settled in cash, settled by issuance of fewer shares than the number underlying the Award, or otherwise terminated without delivery of shares to the Grantee, the shares retained by or returned to the Company will be available under the Plan; and shares that are withheld from such an Award or separately surrendered by the Grantee in payment of any exercise price or taxes relating to such an Award shall be deemed to constitute shares not delivered to the Grantee and will be available under the Plan. In addition, in the case of any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or Affiliate or with which the Company or a Subsidiary or Affiliate combines, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan.

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1. Term.

The Plan shall be effective as of the Effective Date and shall terminate on the ten (10) year anniversary of the Effective Date, and may be terminated on any earlier date as provided in Section 5.2.

5.2. Amendment and Termination of the Plan.

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1. Service Providers and Other Persons.

Subject to this Section 6, Awards may be made to any Service Provider as the Committee shall determine and designate from time to time in its discretion.

6.2. Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3. Stand-Alone, Additional, Tandem, and Substitute Awards.

Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Grantee to receive payment from the Company or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Committee shall have the right to require the surrender of such other Award in consideration for the grant of the new Award. The Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock Units or Restricted Stock).

7.	AWARD AGREEMENT

Each Award shall be evidenced by an Award Agreement, in such form or forms as the Committee shall from time to time determine. Without limiting the foregoing, an Award Agreement may be provided in the form of a notice which provides that acceptance of the Award constitutes acceptance of all terms of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-Qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-Qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1. Option Price.

The Option Price of each Option shall be fixed by the Committee and stated in the related Award Agreement. The Option Price of each Incentive Stock Option shall be at least the Fair Market Value of a share of Stock on the Grant Date; provided, however, that (i) in the event that a Grantee is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date, and (ii) with respect to Awards made in substitution for or in exchange for awards made by an entity acquired by the Company or an Affiliate, the Option Price does not need to be at least the Fair Market Value on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2. Vesting.

Subject to Section 8.3 hereof, each Option shall become exercisable at such times and under such conditions (including without limitation performance requirements) as shall be determined by the Committee and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3. Term.

Unless otherwise specified in the Award Agreement, each Option shall terminate, and all rights to purchase shares of Stock thereunder shall cease, on the tenth (10th) anniversary of the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the related Award Agreement (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the fifth (5th) anniversary of the Grant Date.

8.4. Separation from Service.

Except as otherwise provided in an Award Agreement, if a Grantee’s employment with or service to the Company or Affiliate terminates for any reason other than Cause, (i) Op-tions granted to such Grantee, to the extent that they are exercisable at the time of such termination, shall remain exercisable for a period of not more than 90 days after such termination (one year in the case of termination by reason of death or Disability), on which date they shall expire, and (ii) Options granted to such Grantee, to the extent that they were not exercisable at the time of such termi-nation, shall expire on the date of such termina-tion. In the event of the termination of a Grantee’s employment or service for Cause, all out-standing Options granted to such Grantee shall expire on the date of such termina-tion. Not-with-standing the forego-ing, no Option shall be exercis-able after the expiration of its term.

8.5. Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, (i) prior to the date the Plan is approved by the stockholders of the Company as provided herein or (ii) after the occurrence of an event referred to in Section 15 hereof which results in termination of the Option.

8.6. Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. Except as otherwise provided by the Committee, payments hereunder shall be made in cash or cash equivalents acceptable to the Company. Notwithstanding anything contained herein to the contrary, the Committee may, solely in its discretion, approve payment in whole or in part by an alternative method, including (i) by means of any cashless exercise procedure approved by the Committee, (ii) in the form of unrestricted shares of Stock already owned by the Grantee on the date of surrender to the extent the shares of Stock have a Fair Market Value on the date of surrender equal to the aggregate Option Price of the shares as to which such Option shall be exercised, provided that, in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares of Stock may be authorized only at the time of grant, or (iii) any combination of the foregoing.

8.7. Rights of Holders of Options.

Unless otherwise stated in the related Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 15 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8. Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or other evidence of his or her ownership of the shares of Stock subject to the Option.

8.9. Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetence, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10. Family Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may also provide that Options may be transferred to persons other than Family Members. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11. Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1. Right to Payment.

A SAR shall confer on the Grantee a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the SAR Exercise Price, as determined by the Committee. The Award Agreement for an SAR shall specify the SAR Exercise Price, which shall be fixed on the Grant Date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option following the Grant Date of such Option may have a grant price that is equal to the Option Price.

9.2. Other Terms.

The Committee shall determine at the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.

9.3. Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

9.4. Payment of SAR Amount. Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) the difference between the Fair Market Value of a Share on the date of exercise over the SAR Exercise Price; by

(ii) the number of Shares with respect to which the SAR is exercised.

SARs may be settled in cash or Stock, as determined by the Committee and set forth in the Award Agreement.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

10.1. Restrictions.

At the time of grant, the Committee may, in its sole discretion, establish a period of time (a “restricted period”) and any additional restrictions including the satisfaction of corporate or individual performance objectives applicable to an Award of Restricted Stock or Restricted Stock Units in accordance with Section 13.1 and 13.2. Each Award of Restricted Stock or Restricted Stock Units may be subject to a different restricted period and additional restrictions. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other applicable restrictions.

10.2. Restricted Stock Certificates.

The Company shall issue stock, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates or other evidence of ownership representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Committee may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.3. Rights of Holders of Restricted Stock.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.

10.4. Rights of Holders of Restricted Stock Units.

10.4.1.	Settlement of Restricted Stock Units.

Restricted Stock Units may be settled in cash or Stock, as determined by the Committee and set forth in the Award Agreement. The Award Agreement shall also set forth whether the Restricted Stock Units shall be settled (i) within the time period specified in Section 16.9 for short term deferrals or (ii) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such Restricted Stock Units shall be settled.

10.4.2.	Voting and Dividend Rights.

Holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Committee may provide in an Award Agreement that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Stock, which may be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid to shareholders.

10.4.3.	Creditor’s Rights.

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.5. Termination of Service.

Unless the Committee otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, and the Grantee shall have no further rights with respect to such Award.

10.6. Purchase of Restricted Stock.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the Purchase Price may be deemed paid by Services already rendered. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Committee, in consideration for past Services rendered.

10.7. Delivery of Stock.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS

The Committee may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Committee) an Award of Unrestricted Stock to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Awards of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past Services rendered and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee. Unless otherwise provided by the Committee, Awards of Unrestricted Stock shall be paid within the time period specified in Section 16.9 for short-term deferrals.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1. General Rule.

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 12.

12.2. Surrender of Stock.

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3. Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 16.3.

12.4. Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price may be made in any other form that is consistent with applicable laws, regulations and rules.

13.	TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS

13.1. Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 13.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m).

13.2.	Performance or Annual Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 13.2.

13.2.1.	Performance Goals Generally.

The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 13.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

13.2.2.	Business Criteria.

One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), may be used by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (i) total stockholder return; (ii) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (iii) net income; (iv) pretax earnings; (v) earnings before interest expense, taxes, depreciation and amortization; (vi) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (vii) operating margin; (viii) earnings per share; (ix) return on equity; (x) return on capital; (xi) return on investment; (xii) operating earnings; (xiii) working capital; (xiv) ratio of debt to stockholders’ equity; and (xv) revenue.

13.2.3.	Timing for Establishing Performance Goals.

Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

13.2.4.	Settlement of Performance or Annual Incentive Awards; Other Terms.

Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

13.3. Written Determinations.

All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent permitted by Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

13.4. Status of Section 13.2 Awards Under Code Section 162(m).

It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 13.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 13.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

14.	REQUIREMENTS OF LAW

14.1. General.

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Committee has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

14.2. Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

15.	EFFECT OF CHANGES IN CAPITALIZATION

15.1. Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company; provided that any such adjustment shall comply with Section 409A. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary cash dividend but excluding a non-extraordinary dividend payable in cash or in stock of the Company) without receipt of consideration by the Company, the Company shall in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

15.2. Definition of Change in Control.

Unless an Award Agreement provides for a different meaning, a “Change in Control” shall mean the occurrence of any of the following:

(i)
Any ‘person’ (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the ‘beneficial owner’ (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%)  of the total voting power represented by the Company’s then-outstanding voting securities, provided, however, that a Change in Control shall not be deemed to occur if an employee benefit plan (or a trust forming a part thereof) maintained by the Company, directly or indirectly, becomes the beneficial owner of more than fifty percent (50%) of the then-outstanding voting securities of the Company after such acquisition;

(ii)
A majority of the members of the Board is replaced during any 12-month period commencing on the Effective Date, by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment;

(iii)
The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in (a) the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (b) the directors of the Company immediately prior thereto continuing to represent at least fifty percent (50%) of the directors of the Company or such surviving entity immediately after such merger or consolidation; or

(iv)	The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to the requirements of Section 409A, the Company will not be deemed to have undergone a Change in Control unless the Company is deemed to have undergone a change in control pursuant to the definition in Section 409A.

15.3. Effect of Change in Control; Corporate Transactions

The Committee shall determine the effect of a Change in Control upon Awards, and such effect may be set forth in the appropriate Award Agreement.  Unless an Award Agreement explicitly provides otherwise, if the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options and/or SARs, either (i) make appropriate provision for the continuation of such Options and/or SARs by substituting on an equitable basis for the Shares then subject to such Options and/or SARs either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Grantees, provide that all Options and/or SARs must be exercised (either to the extent then exercisable or, at the discretion of the Committee or, upon a Change in Control of the Company, all Options and/or SARs being made fully exercisable for purposes of this Section 15.3), within a specified number of days of the date of such notice, at the end of which period the Options and/or SARs shall terminate; or (iii) terminate all Options and/or SARs in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options and/or SARs (either to the extent then exercisable or, at the discretion of the Committee, all Options and/or SARs being made fully exercisable for purposes of this Section 15.3) over the exercise price thereof.

Unless an Award Agreement explicitly provides otherwise, with respect to outstanding grants of Restricted Stock, Restricted Stock Units and/or Unrestricted Stock, the Committee or the Successor Board, shall either (i) make appropriate provisions for the continuation of such grants of Restricted Stock, Restricted Stock Units and/or Unrestricted Stock by substituting on an equitable basis for the Shares then subject to such Restricted Stock, Restricted Stock Units and/or Unrestricted Stock either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Grantees, provide that all grants of Restricted Stock, Restricted Stock Units and/or Unrestricted Stock must be accepted (to the extent then subject to acceptance) within a specified number of days of the date of such notice, at the end of which period the offer of the Restricted Stock, Restricted Stock Units and/or Unrestricted Stock shall terminate; or (iii) terminate all grants of Restricted Stock, Restricted Stock Units and/or Unrestricted Stock in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Restricted Stock, Restricted Stock Units and/or Unrestricted Stock over the purchase price thereof, if any. In addition, in the event of a Corporate Transaction, the Administrator may waive any or all Company repurchase rights with respect to outstanding Restricted Stock and/or Restricted Stock Units.

15.4. Reorganization Which Does Not Constitute a Change in Control.

If the Company undergoes any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Change in Control, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

15.5. Adjustments.

Adjustments under this Section 15 related to shares of Stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

15.6. No Limitations on Company.

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

16.	GENERAL PROVISIONS

16.1. Disclaimer of Rights.

No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a Service Provider, if applicable. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

16.2. Nonexclusivity of the Plan.

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals), including, without limitation, the granting of stock options as the Board in its discretion determines desirable.

16.3. Withholding Taxes.

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any shares of Stock upon the exercise of an Option, or (iii) pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 16.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

16.4. Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or any Award Agreement.

16.5. Other Provisions.

Each Award Agreement may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

16.6. Number and Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

16.7. Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.8. Governing Law.

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Nevada, without regard to any choice of law principles thereof or of any other jurisdiction.

16.9. Short-Term Deferrals.

For each Award intended to comply with the short-term deferral exception provided for under Section 409A, the related Award Agreement shall provide that such Award shall be paid out by the later of (i) the 15th day of the third month following the Grantee’s first taxable year in which the Award is no longer subject to a substantial risk of forfeiture or (ii) the 15th day of the third month following the end of the Company’s first taxable year in which the Award is no longer subject to a substantial risk of forfeiture.

16.10. Stockholder Approval; Effective Date of Plan.

The Plan shall be effective as of the date of its approval by the stockholders of the Company (the "Effective Date"). Any Option that is designated as an Incentive Stock Option shall be a Non-Qualified Stock Option if the Plan is not approved by the shareholders of the Company within twelve (12) months after the Effective Date of the Plan. No award that is intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code shall be effective unless and until the Plan is approved by the stockholders of the Company.